UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Opendoor Technologies Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUBJECT TO COMPLETION, DATED JUNE 6, 2025

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1000
Tempe, Arizona 85288
LETTER TO STOCKHOLDERS FROM THE CHIEF
EXECUTIVE OFFICER
Dear Opendoor Stockholder:
I am pleased to invite you to a Special Meeting of Stockholders of Opendoor Technologies Inc. (the “Special Meeting”), which will be held on Monday, July 28, 2025, at 9:30 a.m. Pacific Time. The Special Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPEN2025SM. For further information on how to participate in the meeting, please see “General Information About the Special Meeting & This Proxy Statement” in the accompanying proxy statement.
It is very important that your shares be represented and voted at the Special Meeting regardless of whether you plan to attend virtually. The accompanying proxy statement contains information about the matters on which you are being asked to vote, as well as specific instructions for voting over the telephone or via the internet, or by submitting your proxy. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors (the “Board”).
Thank you for your investment in Opendoor. We appreciate your support.
Sincerely,

Carrie Wheeler
Chief Executive Officer & Chair of the Board
[ ], 2025

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1000
Tempe, Arizona 85288

Opendoor Technologies Inc. // Special Meeting Proxy Statement	i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intention or ability to effect a reverse stock split or regain compliance with any applicable Nasdaq Global Select Market listing rules; and future company plans and performance. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

ii	Opendoor Technologies Inc. // Special Meeting Proxy Statement

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1000
Tempe, Arizona 85288
NOTICE OF SPECIAL
MEETING OF STOCKHOLDERS
Special Meeting Information

Time:
9:30 a.m. Pacific Time

Date:
July 28, 2025

Location:
Online only via live audio webcast at
www.virtualshareholdermeeting.com/
OPEN2025SM
Your vote is important regardless of the number of shares of common stock you own. To ensure that a quorum is present at the Special Meeting, please vote your shares over the internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Special Meeting. We encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Special Meeting, you will be able to vote electronically using your 16-digit control number, even if you have previously submitted your proxy.
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Opendoor Technologies Inc. (the “Company” or “Opendoor”) will be held on Monday, July 28, 2025, at 9:30 a.m. Pacific Time. The Special Meeting will be a virtual meeting conducted via live audio webcast. You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/OPEN2025SM and entering your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically. If you wish to attend the Special Meeting, detailed instructions are provided under “How do I attend the Special Meeting?” on page 4 of the accompanying proxy statement. We have also provided information regarding how stockholders can engage during the Special Meeting, including how they can vote, ask questions and request technical support within the accompanying proxy statement.
At the Special Meeting, stockholders will consider and vote on the following matters:

MATTER

The approval of amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments.

The approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Information relevant to these matters is set forth in the accompanying proxy statement.
Stockholders of record of our common stock as of close of business on Wednesday, June 4, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting or any postponement, continuation or adjournment thereof. A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the Special Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	iii

It is important that your shares be represented regardless of the number of shares of common stock you may hold. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will help ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a 16-digit control number from that record holder
By Order of the Board of Directors,

Sydney Schaub
Chief Legal Officer & Corporate Secretary
[ ], 2025

iv	Opendoor Technologies Inc. // Special Meeting Proxy Statement

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1000
Tempe, Arizona 85288
GENERAL INFORMATION ABOUT THE SPECIAL
MEETING & THIS PROXY STATEMENT
For the Special Meeting of Stockholders
to Be Held on Monday, July 28, 2025
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company,” “Opendoor,” “we,” “our” or “us”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Monday, July 28, 2025, at 9:30 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof.
The Special Meeting will be held in a virtual meeting format only. Based on stockholders’ and our experiences at previous virtual meetings, we believe our virtual meeting format offers stockholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we have determined that the Special Meeting will be held in a virtual meeting format only. To participate in our Special Meeting, including to vote and ask questions during the meeting, visit www.virtualshareholdermeeting.com/OPEN2025SM with your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a 16-digit control number from your bank or broker. If you are unable to obtain a 16-digit control number to vote your shares, you will still be able to attend the Special Meeting as a “Guest,” but will not be able to vote your shares. Instructions on how to connect and participate via the internet are posted at www.virtualshareholdermeeting.com/OPEN2025SM.
Important Notice Regarding the Availability of Proxy Materials for the Special
Meeting of Stockholders to Be Held on Monday, July 28, 2025, at
www.virtualshareholdermeeting.com/OPEN2025SM:
This proxy statement is available for
viewing and downloading at www.proxyvote.com.
On or about [ ], we are releasing this proxy statement and accompanying proxy materials to our stockholders of record as of Wednesday, June 4, 2025 (the “Record Date”).

Opendoor Technologies Inc. // Special Meeting Proxy Statement	1

Proposals
At the Special Meeting, stockholders will consider and vote on the following matters:

MATTER

The approval of amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments.

The approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

No other business may be transacted at the Special Meeting or any postponement, continuation or adjournment of the Special Meeting. Information relevant to these matters is set forth in this proxy statement.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or internet, your shares of our common stock (“Common Stock”) will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote as follows:

“FOR” Proposal 1 –  the approval of amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments; and

“FOR” Proposal 2 –  the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Frequently Asked Questions About the Special Meeting of Stockholders
Who is entitled to vote at the Special Meeting?
Holders of record of our Common Stock as of the Record Date are entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Special Meeting or any postponement, continuation or adjournment of the Special Meeting. As of the Record Date, 729,128,021 shares of our Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Special Meeting. We have no other securities entitled to vote at the Special Meeting.
A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the Special Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.
Stockholder of Record: Shares Registered in Your Name
Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. As a stockholder of record, you may vote at the Special Meeting, or prior to the Special Meeting, vote through the internet or by telephone, or by mail using a proxy card that you received or that you may request. See “How do I vote my shares if I am a stockholder of record?” below. Whether or not you plan to attend the Special Meeting, we urge you vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card

2	Opendoor Technologies Inc. // Special Meeting Proxy Statement

that you received or that you may request. Stockholders who attend the Special Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025SM to vote during the Special Meeting. The stock transfer books will not be closed between the Record Date and the Special Meeting date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting during the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting virtually. However, since you are not the stockholder of record, you may only vote your shares during the Special Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Special Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025SM to vote during the Special Meeting.
How do I vote my shares if I am a stockholder of record?
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the internet, by telephone or by mail, or you may vote electronically during the Special Meeting.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need your 16-digit control number).	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.
If you wish to vote your shares electronically at the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/
OPEN2025SM during the Special Meeting while the polls are open (you will need your 16-digit control number).

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 27, 2025. We encourage stockholders to submit their proxy via telephone or online.
How do I vote if my shares are held in “street name”?
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you should have received voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. Please also note that since you are not the stockholder of record, you may only vote your shares during the Special Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Special Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025SM to vote during the Special Meeting. You will need the 16-Digit Control Number included on your voting instruction form or the instructions that accompanied your proxy materials to join the Special Meeting.
If you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will be able to vote your shares with respect to both of the proposals before the Special Meeting. For more information, see “What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?” and “What are broker non-votes?” below.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	3

Will any other business be conducted at the Special Meeting?
No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.3 of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.
How do I attend the Special Meeting?
To participate in our Special Meeting, including to vote and ask questions during the Special Meeting, visit www.virtualshareholdermeeting.com/OPEN2025SM with your 16-digit control number included on the proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You will be required to provide a 16-digit control number provided by your bank or broker. If you are unable to obtain a 16-digit control number to vote your shares, you will still be able to attend the Special Meeting as a “Guest,” but will not be able to vote your shares. Instructions on how to connect and participate via the internet are posted at www.virtualshareholdermeeting.com/OPEN2025SM.
Even if you plan to attend the live audio webcast of the Special Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.
What if I encounter technical difficulties trying to join or during the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the Special Meeting live audio webcast. Please be sure to check in by 9:15 a.m. Pacific Time on July 28, 2025, the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time, please call the phone number listed at www.virtualshareholdermeeting.com/OPEN2025SM.
Will there be a question and answer session during the Special Meeting?
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the meeting matters, as time permits. Our Special Meeting allows stockholders to submit questions and comments before and during the Special Meeting. Only stockholders that have accessed the Special Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Special Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the chair of the Special Meeting or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” posted at www.virtualshareholdermeeting.com/OPEN2025SM for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

4	Opendoor Technologies Inc. // Special Meeting Proxy Statement

What are Broker Non-Votes?
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. Proposal 1 and Proposal 2 are each considered a routine matter, and therefore we do not expect any broker non-votes on either proposal. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.
What happens if a stockholder of record returns a proxy card or otherwise votes without giving specific voting instructions?
If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the internet, over the telephone or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in line with the Board’s recommendations as described under “Recommendations of the Board” above.
What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 and 2 is each considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on both Proposal 1 and Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.
What is an abstention and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on the proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on either Proposal 1 or Proposal 2.
Can I revoke my proxy or change my vote?
Voting over the internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Special Meeting.
Stockholders of Record
If the shares you own are held in your name, you can revoke a proxy and change your vote by doing one of the following:
•	delivering to our Corporate Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote;
•	duly giving a subsequent proxy relating to the same shares through the internet or telephone before the taking of the vote; or
•	attending the Special Meeting and voting electronically. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	5

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1000, Tempe, Arizona 85288, Attention: Sydney Schaub, Corporate Secretary.
Beneficial Owner
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change or revoke your voting instructions.
What is the quorum requirement and what if quorum is not met?
The presence electronically or represented by proxy of a majority in voting power of the shares of common stock of the Company issued and outstanding and entitled to vote at the Special Meeting is necessary to establish a quorum.
Abstentions and broker non-votes, if any, are included in the shares present or represented at the Special Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Special Meeting may adjourn the meeting until a quorum is obtained.
How many votes are needed to approve each proposal?
The table below sets forth the vote required for the approval of each proposal before the Special Meeting, and the effect of votes withheld, abstentions and broker non-votes.

Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Votes cast FOR the amendment exceed the votes cast AGAINST the amendment.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.(1)
Proposal 2: Approval of an Adjournment of the Special Meeting	“FOR” votes from the holders of a majority in voting power of the votes cast on the matter.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.(1)

(1)
Each of Proposal 1 and Proposal 2 is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on Proposal 1 and Proposal 2.

Who will count the votes?
The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, Inc., our inspector of election, for the Special Meeting.
Where can I find the voting results of the Special Meeting?
We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Special Meeting.
Who is paying for this proxy solicitation?
Please see the section titled “Solicitation of Proxies” on page 21 in this proxy statement for more information.
When are stockholder proposals due for next year’s annual meeting?
Please see the section titled “Stockholder Proposals and Director Nominations” on page 21 in this proxy statement for more information.

6	Opendoor Technologies Inc. // Special Meeting Proxy Statement

PROPOSAL 1 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
General
Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation, to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, are attached to this proxy statement as Appendix A.
By approving this Proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our common stock between 10 and 50, inclusive, would be combined into one share of our Common Stock. Upon receiving stockholder approval, the Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. In this case, all other amendments would be abandoned. The Board may also elect not to effect any Reverse Stock Split.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Common Stock and on the number of holders of our Common Stock, and the continued listing requirements of The Nasdaq Global Select Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-10 to 1-for-50 but would not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the proposed amendments to the Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split amendments”) would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Principal Effects of the Reverse Stock Split-Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the amendments of our Certificate of Incorporation to effect a reverse stock split.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	7

Purpose and Background of the Reverse Stock Split
On May 30, 2025, the Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:
•
the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Common Stock on The Nasdaq Global Select Market;

•
the Board believes that continued listing on The Nasdaq Global Select Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Global Select Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and

•
the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing
Our Common Stock is quoted on The Nasdaq Global Select Market under the symbol “OPEN.” One of the requirements for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00 per share. On June 2, 2025, the closing market price per share of our Common Stock was $0.5968, as reported by The Nasdaq Global Select Market.
On May 28, 2025, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our Common Stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until November 24, 2025, to regain compliance with the minimum Bid Price Requirement of $1.00 per share. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day compliance period (unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)). However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting (a “Staff Delisting Determination”). In addition, if we have a closing bid price of $0.10 or less for a period of ten consecutive business days, Nasdaq would also issue a Staff Delisting Determination letter. In the event of either such notification, we may appeal the Nasdaq staff’s determination to delist our securities.
If we do not regain compliance within the applicable compliance period, we expect that Nasdaq will issue us a Staff Delisting Determination. At that time, we may appeal the delisting determination to a Nasdaq Listing Qualifications Panel.
There can be no assurance that we will be able to regain compliance with the Bid Price Requirement by the applicable compliance date, will otherwise be in compliance with other applicable Nasdaq listing rules within the applicable compliance period, will be able to successfully implement a Reverse Stock Split, or, if we receive a Staff Delisting Determination and decide to appeal it, that such appeal would be successful.
If our Common Stock is delisted from The Nasdaq Global Select Market, we cannot assure you that our Common Stock would be listed on another national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from The Nasdaq Global Select Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

8	Opendoor Technologies Inc. // Special Meeting Proxy Statement

Convertible Senior Notes
The delisting of our Common Stock from The Nasdaq Global Select Market would constitute a “fundamental change” and a “make-whole fundamental change” under the terms of the respective indentures governing our 0.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”) and our 7.000% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”, and together with the 2026 Convertible Notes, the “Convertible Notes”), whereupon holders of the respective Convertible Notes may require us to repurchase for cash all or part of their respective Convertible Notes at a purchase price equal to the principal amount of such Convertible Notes to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, at the election of the holders of the respective Convertible Notes, we may be required, for a specified period of time, to issue additional shares of Common Stock for any Convertible Notes converted in connection with any such make-whole fundamental change.
Facilitation of Future Capital Raising
The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets. The Company currently has an effective shelf registration statement on Form S-3 (No. 333-279080) filed with the SEC on May 2, 2024 (the “Form S-3”), under which it may offer from time to time in one or more offerings any combination of common and preferred stock, debt securities, warrants and units. On May 2, 2024, the Company filed with the SEC a prospectus supplement under the Form S-3 pursuant to which it may offer and sell from time to time and at its discretion shares of its Common Stock having aggregate sales proceeds of up to $200.0 million pursuant to an “at the market” offering program. Between May 2, 2024, and June 2, 2025, the Company has not issued or sold any shares of Common Stock pursuant to the at-the-market offering. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company. While the Company regularly considers its capital requirements and expects to conduct additional equity offerings in the future, there can be no assurance as to whether or, if so, how many or when, any additional shares will be issued and sold under the Form S-3.
Our financing activities include: short-term borrowings under our asset-backed senior revolving credit facilities; the issuance of long-term asset-backed senior term debt, asset-backed mezzanine term debt, and convertible debt; and new issuances of equity. Historically, we have required access to external financing resources in order to fund growth, expand into new markets and fund strategic initiatives, and we expect this to continue in the future. Our access to capital markets can be impacted by factors outside our control, including economic conditions.
We primarily use non-recourse asset-backed debt, consisting of asset-backed senior debt facilities and asset-backed mezzanine term debt facilities, to provide financing for our real estate inventory purchases and renovations. Our business is capital intensive and maintaining adequate liquidity and capital resources is needed as we continue to scale and accumulate additional inventory. We intend to actively manage our relationships with multiple financial institutions and seek to optimize duration, flexibility, efficiency and cost of funds, but there can be no assurance that we will be able to obtain sufficient capital for our business or to do so on acceptable financial and other terms.
The sale of additional equity would result in significant dilution to our stockholders. Additionally, the incurrence of debt financing would result in debt service obligations and could provide for restrictive operating and financial covenants, security interests on our assets, and other terms that could be adverse to our current stakeholders.
The Board believes that the Reverse Stock Split would facilitate the Company’s ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our Common Stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of Common Stock following a Reverse Stock Split would enhance the Company’s ability to raise capital to fund its current operations, and to otherwise take advantage of favorable opportunities as they arise.
Potential Increased Investor Interest
In approving the proposed Reverse Stock Split amendments, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock, potentially qualify our Common Stock for inclusion on certain equity indices and promote greater liquidity for our stockholders.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	9

In the event that our Common Stock were to be delisted from The Nasdaq Global Select Market, our Common Stock would likely trade in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.
Employee Retention
The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our Common Stock can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with Nasdaq requirements.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-50. Even though this Proposal seeks stockholder approval to grant the Board the authority to set any whole number ratio for the Reverse Stock Split within this range, the Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our Common Stock on The Nasdaq Global Select Market;
•	the historical trading price and trading volume of our Common Stock;
•	the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;
•	the anticipated impact of a particular ratio on the number of holders of our Common Stock; and
•	prevailing general market conditions.
We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

10	Opendoor Technologies Inc. // Special Meeting Proxy Statement

Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:
•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;
•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain, and motivate employees and other service providers; or
•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.
Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.
While we expect that the Reverse Stock Split will be sufficient to satisfy the Minimum Bid Requirement, it is possible that, even if the Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Common Stock on The Nasdaq Global Select Market.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	11

Relative Increase in Number of Authorized Shares of Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 3,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with our Common Stock, our “Capital Stock”).
Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Effect on Outstanding Equity Incentive Plans, Convertible Notes and Warrants
The Company maintains the Opendoor Labs Inc. 2014 Stock Plan, the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”), the Opendoor Technologies Inc. Amended and Restated 2020 Employee Stock Purchase Plan (“2020 ESPP”), and the Opendoor Technologies Inc. 2022 Inducement Award Plan (collectively, the “Plans”), which are designed primarily to provide stock-based incentives to employees and directors of the Company. As of June 2, 2025, options to purchase 6,984,119 shares of our Common Stock (which does not include outstanding purchase rights under our 2020 ESPP) and 52,064,842 restricted stock units were outstanding under the Plans (with performance-based restricted stock units counted based on “target” levels of performance). In the event of a Reverse Stock Split, our Board generally has the discretion to determine the appropriate adjustment to the number of shares available for future issuance, awards granted and share-based award or purchase limits under the Plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time (as defined below) the number of shares of Common Stock issuable upon exercise, vesting or settlement of outstanding awards, the exercise price of all outstanding options and any stock price vesting goals with respect to any outstanding awards under the Plans will be proportionately adjusted (and rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable) based on the Reverse Stock Split ratio selected by our Board, subject to the terms of such Plans, options, and restricted stock units, as applicable. In addition, the number of shares available for future issuance and any share-based award or purchase limits, as applicable, under the Plans will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board.
In addition, we have issued to third parties warrants to purchase shares of our Common Stock and Convertible Notes which may convert into shares of our Common Stock. As of June 2, 2025, we had issued and outstanding warrants to purchase up to 6,000,000 shares of our Common Stock and Convertible Notes that may be converted into 363,225,666 shares of our Common Stock. If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, (a) the number of shares issuable upon exercise of the warrants will be reduced proportionally and the exercise price of the Company’s outstanding warrants will be increased proportionately based on the Reverse Stock Split ratio selected by our Board and (b) the conversion rates of the Convertible Notes will be proportionately adjusted in accordance with the applicable indenture governing the Convertible Notes to reflect the Reverse Stock Split.
Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

12	Opendoor Technologies Inc. // Special Meeting Proxy Statement

Effects of the Amendment on our Common Stock
After the Effective Time, each stockholder will own fewer shares of our Common Stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our Common Stock. All outstanding options to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.
The chart below outlines the capital structure as described in this Proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-20, 1-for-35, or 1-for-50 based on share information as of the close of business on June 2, 2025, but does not give effect to any other changes, including any issuance of securities after June 2, 2025.

	Number of shares of Common Stock before Reverse Stock Split	1-for-10	1-for-20	1-for-35	1-for-50
Authorized	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000
Issued and Outstanding	729,128,021	72,912,802	36,456,401	20,832,229	14,582,560
Issuable under Outstanding 2026 Convertible Notes(1)	9,154,579	915,458	457,729	261,559	183,092
Issuable under Outstanding 2030 Convertible Notes(2)	354,071,087	35,407,109	17,703,554	10,116,317	7,081,422
Issuable under Outstanding Warrants(3)	6,000,000	600,000	300,000	171,429	120,000
Issuable under Outstanding Equity Awards(4)	59,048,961	5,904,896	2,952,448	1,687,113	1,180,979
Reserved for Future Issuance(5)	66,568,914	6,656,891	3,328,446	1,901,969	1,331,378
Authorized but Unissued and Unreserved(6)	1,776,028,438	2,877,602,844	2,938,801,422	2,965,029,384	2,975,520,569

(1)	Consists of shares reserved for issuance upon conversion of the 2026 Convertible Notes.
(2)	Consists of shares reserved for issuance upon conversion of the 2030 Convertible Notes.
(3)	Consists of shares reserved for issuance upon conversion of outstanding warrants.
(4)	Consists of shares reserved for issuance pursuant to outstanding stock options and restricted stock units.
(5)	Consists of shares reserved for future issuance under the Plans, excluding shares issuable under outstanding stock options and restricted stock units.
(6)	Consists of shares authorized but unissued and unreserved for future issuance. Includes shares of Common Stock, if any, that may be issued under the “at the market” equity offering program.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m. Eastern time on the date the certificate of amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split ratio contained in the certificate of amendment.
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Opendoor Technologies Inc. // Special Meeting Proxy Statement	13

Some stockholders may hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our Common Stock, your post-Reverse Stock Split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY
CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder of record would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder of record will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market, as adjusted to give effect to the Reverse Stock Split, on the date of the Effective Time. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.
If a stockholder holds shares of our Common Stock in “street name” (i.e., through a bank, broker or other nominee), then these banks, brokers or other nominees may have different procedures for the treatment of fractional shares than those for stockholders of record described above. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
After the Reverse Stock Split, then-current stockholders of record would have no further interest in our Company with respect to their fractional shares. A stockholder of record entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this Proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

14	Opendoor Technologies Inc. // Special Meeting Proxy Statement

Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in this Proposal 1 that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendments
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special tax rules, including, without limitation:

Opendoor Technologies Inc. // Special Meeting Proxy Statement	15

•	persons that are not U.S. Holders;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers, or traders in securities;
•	S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	persons that hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
THIS DISCUSSION IS FOR INFORMATION PURPOSES AND IS NOT TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, U.S. Holders generally should not recognize gain or loss as a result of the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period for the shares of the Common Stock received should include the holding period for the shares of the Common Stock surrendered.

16	Opendoor Technologies Inc. // Special Meeting Proxy Statement

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder that receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in lieu of a fractional share of Common Stock in the Reverse Stock Split. U.S. Holders that are subject to information reporting and do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	17

PROPOSAL 2 — APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING
The Board believes that if the number of shares of the Company’s Common Stock cast in favor of Proposal 1 is insufficient to approve the Reverse Stock Split, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split proposal.
In this Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment, continuation or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split proposal.
Board Recommendation

The Board recommends a vote “FOR” the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

18	Opendoor Technologies Inc. // Special Meeting Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of June 2, 2025, by:
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our voting shares;
•	each of our named executive officers and directors; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of June 2, 2025.
Percentage ownership of our voting securities is based on 729,128,021 shares of our Common Stock that were issued and outstanding as of June 2, 2025.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Holders
The Vanguard Group(2)	86,258,094	11.83%
AI LiquidRE LLC(3)	53,598,914	7.35%
BlackRock, Inc.(4)	47,049,239	6.45%
Context Capital Management, LLC(5)	44,187,300	5.71%
Directors and Named Executive Officers
Carrie Wheeler(6)	7,988,735	1.10%
Selim Freiha	—	*
Sydney Schaub(7)	802,835	*
Christina Schwartz(8)	590,289	*
Megan Meyer Toolson(9)	2,860,697	*
Adam Bain(10)	3,104,599	*
David Benson(11)	78,432	*
Eric Feder(12)	98,253	*
Dana Hamilton(13)	181,520	*
Pueo Keffer(14)	692,504	*
John Rice(15)	310,509	*
Glenn Solomon(16)	1,057,960	*
All current directors and executive officers as a group (10 persons)(17)	14,315,347	1.96%

*	Less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 410 N. Scottsdale Road, Suite 1000, Tempe Arizona 85288.
(2)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group. The Vanguard Group has (i) shared voting power over 412,051 shares of common stock, (ii) sole dispositive power over 85,258,732 shares of common stock, and (iii) shared dispositive power over 999,362 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on a Schedule 13D/A filed with the SEC on May 6, 2024, by Access Industries Management, LLC (“AIM”), AI LiquidRE LLC (“AIL”), LBIT 2002 LLC (“LBIT”) and Len Blavatnik (collectively, the “Reporting Persons,” and each, a “Reporting Person”). Consists of (i) 53,524,812 shares of common stock held directly by AIL and (ii) 74,102 shares of common stock held directly by LBIT and, in each case, may be deemed to be beneficially owned by AIM and Len Blavatnik because (a) AIM is the controlling entity of AIL and LBIT, respectively, and (b) Len Blavatnik controls AIM and LBIT and holds a majority of the outstanding voting interests in AIL. Each of the Reporting Persons (other than AIL, with respect to shares

Opendoor Technologies Inc. // Special Meeting Proxy Statement	19

held directly by AIL, and LBIT, with respect to shares held directly by LBIT), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The address of each of the Reporting Persons is 40 West 57th St., 28th Floor, New York, New York 10019.
(4)
Based solely on a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. BlackRock Inc. has (i) sole voting power over 45,934,148 shares of common stock, and (ii) sole dispositive power over 47,049,239 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based solely on a Schedule 13G filed with the SEC on May 16, 2025 by Context Capital Management, LLC (“Context”), Michael S. Rosen (“Rosen), William D. Fertig (“Fertig”), Charles E. Carnegie (“Carnegie) and Context Partners Master Fund, L.P. (“LP”) (collectively, the “Context Reporting Persons,” and each, a “Context Reporting Person”). Consists of 44,187,300 shares of common stock issuable upon the conversion of convertible notes due in 2026 and 2030, which are convertible upon the occurrence of certain events. Context is the general partner and investment adviser of LP. Rosen, Fertig and Carnegie are the control persons of Context. The Context Reporting Persons each disclaims membership in a group. Each Context Reporting Person also disclaims beneficial ownership of the securities reported in the Schedule 13G, except to the extent of that person’s pecuniary interest therein. The address of each of the Context Reporting Persons is 7724 Girard Avenue, Suite 300, La Jolla, CA 92037.

(6)	Includes (i) 7,788,187 shares of common stock held by Carrie Wheeler and (ii) 200,548 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025.
(7)	Includes (i) 583,584 shares of common stock held by Sydney Schaub and (ii) 219,251 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025.
(8)	Ms. Schwartz transitioned from her position as interim Chief Financial Officer to Chief Accounting Officer effective as of November 4, 2024, and served as Chief Accounting Officer through May 2, 2025.
(9)	Ms. Meyer Toolson resigned from her position as President, Sell Direct and Services, effective December 2, 2024, and served as an advisor to the Company through January 31, 2025.
(10)
Includes (i) 237,806 shares of common stock held by Adam Bain, (ii) 98,521 shares issuable pursuant to outstanding RSUs that will vest within 60 days of June 2, 2025, (iii) 225,000 shares of common stock held by 010118 Management, L.P. (“010118”) and (iv) 2,543,272 shares held by 01 Advisors 01 L.P. (“01 Advisors”). Mr. Bain is a managing member of 010118 and a managing partner of 01 Advisors and may be deemed a beneficial owner of the shares of common stock held by 010118 and 01 Advisors.

(11)	Includes 78,432 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025.
(12)
Includes (i) 10,293 shares of common stock held by LENX, LLC, a wholly-owned subsidiary of Lennar Corporation and (ii) 87,960 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025. Mr. Feder is the President of LENX, LLC. Mr. Feder is a minority shareholder of Lennar Corporation, owning less than one percent of Lennar Corporation’s outstanding shares. Mr. Feder disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(13)	Includes (i) 81,732 shares of common stock held by Dana Hamilton and (ii) 99,788 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025.
(14)	Includes (i) 593,138 shares of common stock held by Pueo Keffer and (ii) 99,366 shares issuable pursuant to outstanding RSUs that will vest within 60 days of June 2, 2025.
(15)	Includes (i) 222,549 shares of common stock held by John Rice and (ii) 87,960 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025.
(16)
Includes (i) 98,944 shares of common stock held by Glenn Solomon, (ii) 98,944 shares issuable pursuant to the RSUs that will vest within 60 days of June 2, 2025, (iii) 633,705 shares of common stock held by The Solomon Family Trust, (iv) 79,205 shares of common stock held of record by GGV Capital LLC (“GGVC LLC”), (v) 15,209 shares of common stock held of record by GGV Capital V L.L.C (“GGV V LLC”) and (vi) 132,133 shares of common stock held of record by Notable Capital Management, LLC (“Notable Capital”). GGV V LLC is the General Partner of GGV Capital V L.P. (“GGCV”) and GGV Capital V Entrepreneurs Fund L.P. (“GGCVEF”). GGV Capital Select L.L.C. (“GGCS LLC”) is the General Partner of GGV Capital Select L.P. (“GGCS”). Mr. Solomon is a managing director of GGCV LLC, GGCS LLC, Notable Capital, and GGVC LLC, shares voting and investment power with respect to these shares and, accordingly, may be deemed to beneficially own these shares.

(17)	Includes 1,070,770 shares issuable pursuant to outstanding RSUs that will vest within 60 days of June 2, 2025 for all current executive officers and directors.

20	Opendoor Technologies Inc. // Special Meeting Proxy Statement

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 410 N. Scottsdale Road, Suite 1000, Tempe, Arizona 85288. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 26, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Sydney Schaub.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 15, 2026 and not before February 13, 2026, provided, however, that if the date of the 2026 Annual Meeting is more than 30 days before, or more than 60 days after, the one-year anniversary of the 2025 Annual Meeting, notice by the stockholder to be timely must be so delivered or received, not more than the 120th day prior to such 2026 Annual Meeting date and not later than (i) the 90th day prior to such 2026 Annual Meeting date or, (ii) if later, the 10th day following the day on which public disclosure of the date of the 2026 Annual Meeting is first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the dates specified above.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding of Special Meeting Materials
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of this proxy statement, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Opendoor who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons, other than directors and employees of Opendoor for their reasonable expenses in connection therewith.

Opendoor Technologies Inc. // Special Meeting Proxy Statement	21

We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Any stockholder needing assistance in voting their shares should contact MacKenzie Partners, Inc. at (800) 322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.
Certain information contained in this proxy statement relating to security holdings of our directors and officers is based upon information received from the individual directors and officers.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Carrie Wheeler
Chief Executive Officer and Chair of the Board
Tempe, Arizona

22	Opendoor Technologies Inc. // Special Meeting Proxy Statement

APPENDIX A
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
OPENDOOR TECHNOLOGIES INC.
Opendoor Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:
That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended by adding a new second paragraph to follow the existing first paragraph to read as follows:
“Effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for[ ]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [ ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”
SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its            on this      day of        , 2025.

OPENDOOR TECHNOLOGIES INC.

By:
Name:
Title:

[1]
Shall be a whole number between and including ten and fifty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

Opendoor Technologies Inc. // Special Meeting Proxy Statement	A-1

Opendoor

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPEN2025SM**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76164-S16121 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPENDOOR TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve amendments to our Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board of Directors in its discretion, subject to the Board of Directors' authority to abandon such amendments.	☐	☐	☐
2. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.	☐	☐	☐

NOTE: Your proxy holder may vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V76165-S16121

OPENDOOR TECHNOLOGIES INC.
Special Meeting of Stockholders
July 28, 2025, 9:30 AM, Pacific Time
This Proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Carrie Wheeler, Selim Freiha and Sydney Schaub, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPENDOOR TECHNOLOGIES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 AM, Pacific Time on July 28, 2025, at www.virtualshareholdermeeting.com/OPEN2025SM, and any adjournment or postponement thereof.

The above proxies are authorized to vote in their discretion (a) on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made, and (b) on such other business as may be properly brought before the Special Meeting or any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE